UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2025

FISCALNOTE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39672	88-3772307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Pennsylvania Avenue NW, 6th Floor, Washington, D.C. 20004
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (202)793-5300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	NOTE	NYSE
Warrants to purchase one share of Class A common stock	NOTE.WS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On February 21, 2025 (the “Signing Date”), FiscalNote, Inc. (the “Seller”), an indirect wholly-owned subsidiary of FiscalNote Holdings, Inc. (the “Company”), entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Factiva Ltd., a limited company organized under the laws of England and Wales (the “Buyer”), providing for the sale of all of the outstanding equity interests in each of Dragonfly Eye Limited, a UK private limited company (“Dragonfly”), and The Oxford Analytica International Group, LLC, a Delaware limited liability company (“Oxford” and collectively with Dragonfly, the “Sold Businesses”), to the Buyer for a total value of $40.0 million in cash. The stated purchase price is subject to adjustments based on the Sold Businesses’ working capital on the date the transactions contemplated by the Purchase Agreement are consummated (the “Closing Date”), indebtedness and transaction expenses, including retention payments payable to certain employees of the Sold Businesses following the Closing Date. The Buyer or Seller may terminate the Purchase Agreement under certain circumstances including if the consummation of the transactions contemplated by the Purchase Agreement has not occurred by June 30, 2025. Subject to the clearance/approval of the transactions by the Austrian competition authorities, and subject to satisfaction and/or waiver of required regulatory approvals and other customary closing conditions, the Company expects to consummate the transactions contemplated by the Purchase Agreement by the end of the quarter ending March 31, 2025.

The Purchase Agreement contains representations, warranties, covenants and indemnification obligations of the parties customary for transactions similar to those contemplated by the Purchase Agreement. The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, the Seller, the Buyer or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made by the parties thereto only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Seller, the Buyer or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Purchase Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Credit Agreement Amendment

In connection with the sale of the Sold Businesses, the Company also entered into Amendment No. 5 to the Credit Agreement (the “Credit Agreement Amendment”) on the Signing Date. Under the Credit Agreement Amendment, the lenders under that certain Second Amended and Restated Credit Agreement dated as of July 29, 2022 (as amended from time to time, the “Credit Agreement”), by and among, inter alia, the Seller in its capacity as borrower, the guarantors party thereto, the lenders party thereto, and Runway Growth Finance Corp. as administrative and collateral agent thereunder (the “Agent”), consented to the sale of the Sold Businesses and agreed that, automatically upon receipt by the lenders of approximately $27.14 million from the proceeds of the sale of the Sold Businesses, Agent and lenders will release Dragonfly and Oxford as guarantors under the Credit Agreement, along with each of their subsidiaries that had also previously acted as guarantors under the Credit Agreement, along with the liens granted to Agent on behalf of the lenders on the equity and assets of each of Dragonfly and Oxford, and their respective subsidiaries, as applicable.

In addition, effective upon the consummation of the sale of the Sold Businesses, the Credit Agreement Amendment will increase the Company’s minimum liquidity covenant from $22.5 million to $25 million and modify the Company’s minimum ARR and adjusted EBITDA requirements, as well as the permitted add-backs to adjusted EBITDA, in order to appropriately reflect the sale of the Sold Businesses and the absence of their future contributions to the Company’s overall financial performance and position.

The foregoing descriptions of the Purchase Agreement and Credit Agreement Amendment do not purport to be complete and are qualified in their entireties by reference to the Purchase Agreement and Credit Agreement Amendment, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1±	Equity Purchase Agreement, dated as of February 21, 2025

10.2±	Amendment No. 5 to Second Amended and Restated Credit and Guaranty Agreement by and among FiscalNote, Inc., CQ-Roll Call, Inc. and VoterVoice, L.L.C. as Borrowers, the Company, FiscalNote Intermediate Holdco, Inc., Fireside 21, LLC, Factsquared, LLC, Predata, Inc., Curate Solutions, Inc., Frontier Strategy Group LLC, and Timebase PTY Ltd, as Guarantors, Runway Growth Finance Corp., as administrative agent and collateral agent, and each lender party thereto.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

±	Certain portions of this exhibit have been omitted in accordance with Regulation S-K Item 601. The Company agrees to furnish an unredacted copy of the exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCALNOTE HOLDINGS, INC.

By:	/s/ Todd M. Aman
Name:	Todd M. Aman
Title:	SVP, General Counsel & Secretary
Date:	February 24, 2025